UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2007

Spectre Gaming, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-25764	41-1675041
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

14200 23rd Avenue N.
Minneapolis, MN 55447
(Address of principal executive offices)

(763) 553-7601
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Common Shares Issued Upon Cashless Conversion of Warrants. On June 25, 2007, Spectre Gaming, Inc. (the “Company”) completed the issuance of an aggregate of 8,283,614 shares of the Company’s common stock. These shares were issued pursuant to the cashless conversion of previously issued warrants. All of the converting warrantholders were investors in short-term promissory notes that the Company had issued from March through June 2007, having approximately $1,391,856 in aggregate principal amount. As an inducement to invest in the short-term promissory notes, the Company had offered to permit the investors to convert certain warrants, the common shares issuable upon exercise of which are not currently registered for resale, on a cashless basis.

The Company offered and sold the common shares in reliance on the exemptions from registration provided by Sections 4(6) and 4(2) of the Securities Act 1933, and on Rule 506 thereunder. All investors in the securities were accredited investors, as that term is defined in Rule 501.

The Company’s offer and sale of securities in the private placement were not registered under the Securities Act of 1933. Therefore, no such securities may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted by Rule 135c under the Securities Act of 1933.

Common Shares Issued in Connection with Warrant Repricing Offer. On June 25, 2007, the Company also completed the issuance of an aggregate of 3,399,624 shares of the Company’s common stock. These shares were issued in connection with the Company’s prior and limited time offer to reduce the exercise price of its outstanding warrants held by accredited investors. Under the terms of that financing, the Company had offered to reduce the exercise price of warrants to $0.25 per share. As an inducement, the Company had offered to issue exercising warrantholders an extra common share for every two shares purchased at the reduced exercise price. For the issuance of these shares, the Company received a total of approximately $42,104 in cash proceeds and the surrender of short-term promissory notes having approximately $719,473 in aggregate principal amount.

The Company offered and sold the common shares in reliance on the exemptions from registration provided by Sections 4(6) and 4(2) of the Securities Act 1933, and on Rule 506 thereunder. All investors in the securities were accredited investors, as that term is defined in Rule 501.

The Company’s offer and sale of securities in the private placement were not registered under the Securities Act of 1933. Therefore, no such securities may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted by Rule 135c under the Securities Act of 1933.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectre Gaming, Inc.

Date: June 29, 2007	By:	/s/ Kevin M. Greer
Kevin M. Greer, Chief Financial Officer